EXHIBIT 4.12

SHARE AND WARRANT
PURCHASE AGREEMENT

CADIZ INC. 550 South Hope Street, Suite 2850 Los Angeles, CA 90071	PERSONAL AND CONFIDENTIAL

Ladies and Gentlemen:

Cadiz Inc. (the “Company”) is offering (the “Offering”) 666,667 Shares of Cadiz Common Stock at a price of $9 per share (the “Purchase Price”). For each three (3) Shares of the Company's Common Stock, par value $0.01 per share (the “Common Stock”) purchased, the Company will issue one (1) Common Stock purchase warrant in the form of Exhibit "B" hereto (the “Warrants”).

The Warrants will entitle the holder to purchase, commencing 90 days from the date of issuance, one (1) share of Common Stock at an exercise price of $13.00 per share.  The Warrants will have a term of three (3) years.  For purposes of this Agreement, the term Warrants shall also refer to the shares of Common Stock issuable on exercise of the warrants.

The undersigned hereby agrees to purchase, at the Purchase Price and on the terms set forth herein, that number of Shares and Warrants as set forth on the signature page of this Agreement.

The proceeds of the Offering will be applied by the Company for general corporate purposes.

The undersigned understands it is contemplated that the Shares and Warrants will not be registered under the Securities Act of 1933, as amended (the “Act”), or the state blue sky laws.  The undersigned also understands that in order to assure that the Offering will be exempt from registration under the Act and various state securities laws, each prospective offeree must have such knowledge and experience in financial and business matters in order that the undersigned is able to evaluate the risks and merits of an investment in the Shares and Warrants.

The undersigned understands that the information supplied in this Agreement will be disclosed to no one other than the officers and directors and employees of the Company and/or to counsel, accountants, advisors, or agents for the Company without the undersigned’s consent, except as necessary for the Company to use such information to support the exemption from registration under the Act to be claimed for this transaction, and except as necessary to be provided to federal, state and local governmental and other regulatory agencies, including the Securities and Exchange Commission (the “SEC”) or as otherwise may be required by law or legal process.

AN INVESTMENT IN THE SHARES AND WARRANTS OFFERED HEREBY SHOULD BE CONSIDERED HIGHLY SPECULATIVE, INVOLVING SUBSTANTIAL RISKS AND SUITABLE ONLY FOR PERSONS OF ADEQUATE FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THIS INVESTMENT AND WHO CAN BEAR THE RISKS ASSOCIATED WITH A COMPLETE LOSS OF THEIR INVESTMENT.

A.     Purchase and Sale.  The Company hereby agrees to sell to the undersigned, and the undersigned hereby agrees to purchase from the Company, the Shares and Warrants indicated on the signature page hereto.  Payment for the Shares and Warrants purchased pursuant to this Agreement shall be delivered to the Company pursuant to the wire transfer instructions set forth in Exhibit A hereto on or prior to Monday, December 5, 2011.

B.     Representations and Warranties of the Undersigned.  In order to induce the Company to issue the Shares and Warrants to the undersigned, the undersigned represents and warrants that:

1     The undersigned is either experienced in or knowledgeable with regard to the business of the Company, or is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Shares and Warrants, and is able to bear the economic risk of the investment and can otherwise be reasonably assumed to have the capacity to protect the undersigned’s own interests in connection with the investment in the Shares and Warrants.

2     The undersigned is an “accredited investor”, as that term is defined in Rule 501(a) promulgated under the Act.

3     In evaluating the merits and risks of an investment in the Shares and Warrants, the undersigned has not relied upon the Company or the Company’s attorneys or advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the undersigned’s own personal legal counsel and tax advisers.

4     The acquisition of the Shares and Warrants by the undersigned is solely for the undersigned’s own account, for investment, and not with a view to, or to offer or sell for an issuer in connection with, the distribution of the Shares and Warrants, or to participate or have a direct or indirect participation in any such undertaking, or to participate or have a participation in the direct or indirect underwriting of any such undertaking.  The undersigned has no contract, arrangement or understanding with the Company or any other person to participate in the distribution of the Shares or Warrants.

5     The offer to sell the Shares and Warrants was directly communicated to the undersigned, and the undersigned was able to ask questions of and receive answers concerning the terms of this transaction.  At no time was the undersigned presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

6     The undersigned has heretofore received and reviewed the Company’s press releases, public filings with the SEC, and exhibits attached thereto (the “Disclosure Documents”).  In addition to the foregoing, the undersigned has had the opportunity to speak directly with officers of the Company concerning the Company’s business plan and operations.

7     The undersigned represents and warrants that it never has been represented, guaranteed, or warranted to the undersigned by any officer or director of the Company, their agents or employees or any other person in connection with the Company, expressly or by implication, any of the following:

(a) the approximate or exact length of time that the undersigned will be required to remain as the owner of the Shares or Warrants;

(b) the exact amount of profit and/or amount or type of consideration, profits or losses (including tax benefits) to be realized, if any, by the Company; or

(c) that the past performance or experience of the officers and directors of the Company, or any other person connected with the Company can predict the results of the ownership of the Shares or Warrants or the overall success of the Company.

8     The undersigned represents and warrants that the undersigned has been advised that:

(a) the issuance of the Shares and Warrants that the undersigned is acquiring has not been registered under the Act, and the Shares and Warrants must be held indefinitely unless a transfer of the Shares and Warrants and/or such securities is subsequently registered under the Act or an exemption from such registration is available;

(b) the Shares and Warrants that the undersigned is acquiring are “restricted securities” as that term is defined in Rule 144 promulgated under the Act; and

(c) any and all certificates representing the Shares and Warrants shall bear an investment legend restricting the transfer of such Shares and Warrants.

9     The undersigned understands the following:

(a) there are a number of risks relating to an investment in the Company as set forth herein, as further described in the Disclosure Documents and in the undersigned’s direct communications with the Company;

(b) the undersigned may lose the undersigned’s entire investment in the Shares and Warrants and the Company; and

(c) no federal or state agency, or any other regulatory body, has passed upon the Shares and Warrants, or an investment therein, or made any finding or determination as to the fairness of the Offering.

10     The undersigned has relied solely upon this Agreement, the Disclosure Documents and independent investigations made by the undersigned or the undersigned’s representatives with respect to the undersigned’s investment in the Shares and Warrants, and no oral or written representations inconsistent with the contents of the Disclosure Documents have been made to the undersigned by the Company or any of its representatives.

11     The Company has made no representations to the undersigned regarding the undersigned’s reporting requirements with the SEC related to the undersigned’s ownership in the Company, and the undersigned acknowledges and agrees that it is the responsibility of the undersigned to ensure that it complies with any disclosure and reporting requirements of the SEC.

12     The undersigned has been advised that:

(a) Any U.S. federal tax advice contained in this Agreement or the Disclosure Documents is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Internal Revenue Code;

(b) The advice was written in connection with the promotion or marketing of the Offering; and

(c) The undersigned should seek advice based on the undersigned's particular circumstances from an independent tax advisor.

13     The undersigned, if not an individual, is empowered and duly authorized to enter into this Agreement under any applicable partnership agreement, trust instrument, pension plan, charter, articles or certificate of incorporation, bylaws or any other like governing document.  The person signing this Agreement on behalf of the undersigned is empowered and duly authorized to do so by the applicable governing document, board of directors or stockholder resolution, or the like.

C.     Representations, Warranties and Covenants of the Company.  In order to induce the undersigned to purchase the Shares and Warrants from the Company, the Company represents and warrants as follows:

1     The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the issuance and sale of the Shares and Warrants to the undersigned.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Company’s Board of Directors, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, under the Delaware General Corporation Law, and the Company’s Certificate of Incorporation and Bylaws, each as revised.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2     The Shares and Warrants have been duly authorized by all necessary corporate action on the part of the Company, and, when issued, shall be validly issued, fully paid and nonassessable.

3     The net proceeds to the Company are anticipated to be used by the Company for general corporate purposes.

4     Neither the Company, directly or indirectly, nor any agent on its behalf has offered the Shares or Warrants or any similar securities or has solicited an offer to acquire the Shares or Warrants or any similar securities from any person so as to require registration of the issuance and sale of the Shares or Warrants sold to the undersigned under the circumstances contemplated by this Agreement under the provisions of Section 5 of the Act.  Subject to the accuracy of the undersigned’s representations in Sections B.1, 2 and 4 hereof, the issuance and sale of the Shares and Warrants pursuant to this Agreement is not required to be registered under Section 5 of the Act.

5     The Company represents that all documents and information provided to the undersigned in connection with this Agreement do not include any untrue statements of material facts, or omit to state any material facts required to make such documents and statements accurate and not misleading.

6     The Company hereby agrees and covenants as follows:

(i)	The Company shall deliver a stock certificate representing the Shares and a warrant certificate representing the Warrant to the undersigned promptly following payment of the purchase price therefor.

(ii)
The Company shall use its best efforts to file a shelf registration statement which shall include the undersigned’s Common Stock  (including the Common Stock underlying the Warrant) not later than 120 days following completion of the sale of the Shares and Warrants to the undersigned pursuant to this Agreement and to use its reasonable best efforts to cause any registration statement so filed to become effective as soon as possible and to maintain the effectiveness of such registration statement for three (3) years..

(iii)	The Company shall file as and when applicable, on a timely basis, all reports required to be filed by the Company under the Exchange Act.

7     The Company hereby agrees and covenants that if the Company shall issue, at any time during the ninety (90) days immediately following the Closing (the “Protective Period”), any Additional Stock (as defined below) for an effective consideration of less than $9.00 per share of Common Stock (the “Dilutive Price”), then the Company shall issue to the undersigned such additional number of shares of Common Stock (or, if legally required, securities convertible into Common Stock in form and substance satisfactory to the undersigned) (the “Anti-Dilutive Shares”) so that the sum of the Anti-Dilutive Shares plus the shares of Common Stock purchased by the undersigned in the Offering (exclusive of shares underlying the Warrants), when divided into the Purchase Price, shall equal the Dilutive Price.

For purposes of this Section, “Additional Stock” shall mean any shares of Common Stock (or securities convertible into Common Stock) issued by the Company during the Protective Period other than in connection with the conversion of any convertible securities of the Company outstanding as of the date of Closing.

Without limitation of the foregoing, in order to ensure compliance with the applicable Listing Rules of the NASDAQ Stock Market, the maximum number of Anti-Dilutive Shares issuable by the Company pursuant to this Section shall be limited so that in no event, following the issuance of any such Anti-Dilutive Shares, shall the undersigned (together with the affiliates of the undersigned) hold equity securities of the Company in excess of a maximum of either 19.99% of the Company’s common stock or 19.99% of the Company’s voting power outstanding, in each case as calculated immediately prior to the Closing in accordance with the Listing Rules of the NASDAQ Stock Market.

D.     Survival of Representations, Warranties, Covenants and Agreements.  The representations, warranties, covenants and agreements contained in this Agreement or any other instrument delivered pursuant to this Agreement shall survive the purchase of the Shares and Warrants.

E.     Binding Effect; Governing Law; Jurisdiction.  The undersigned understands that this Agreement shall be binding upon the undersigned’s heirs, devisees, legatees, successors-in-interest, estate, administrators, executors, personal representatives and assigns, and shall be construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law of such State.  The Company and the undersigned hereby irrevocably consent to the nonexclusive jurisdiction of the courts of the State of California and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement.

F.     Additional Documents.  Each of the parties hereby agrees to execute such other documents as may be reasonably necessary to consummate the transaction proposed herein, including, but not limited to, regulatory filings which may be required to be filed in either of the parties’ state or country of residence.

G.     Expenses.  Each party shall pay their own out-of-pocket costs and expenses of counsel incurred in connection with this Agreement and the transactions contemplated hereby, except that the Company shall reimburse the undersigned for its out-of-pocket legal expenses incurred in connection with the undersigned’s review, negotiation, entering into and closing of this Agreement and the Warrant, up to a maximum of $25,000 for all expenses reimbursed to the undersigned and its affiliates.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

H.     Notices.  All notices, communications and deliveries to be given or otherwise made to any party to this Agreement, including delivery of stock certificates, shall be deemed to be sufficient if contained in a written instrument and deemed received on that day if delivered in person, received in one day if delivered by facsimile or by overnight courier, or received in five days if duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

if to the Company, to:
550 South Hope Street, Suite 2850
Los Angeles, CA  90071
Attn: Chief Financial Officer
Fax:  (213) 271-1614

if to the undersigned, to the address listed on the signature page hereto.

I.     Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

J.     Counterparts.  This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

K.     Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or breach thereof, including without limitation claims against either party, its affiliates, employees, professionals, officers or directors shall be settled by binding arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

L.     Confidentiality.  Prior to the earlier of (i) the date the Company files the registration statement contemplated by Section C.6(ii) hereof and (ii) 120 days following the sale of the Shares and Warrants to the undersigned pursuant to this Agreement, the undersigned agrees that it shall not disclose any information that may be considered material non-public information of the Company, to include negotiations regarding and execution of this Agreement (“Confidential Information”), except that the undersigned may disclose Confidential Information to its directors, officers, employees, representatives, affiliates (as defined in Rule 405 under the Act) and other advisors and agents (collectively, the “Agents”) who need to know such information (it being understood that such Agents shall be informed by the undersigned of the confidential nature of such information and shall be directed by the undersigned to treat such information confidentially).  The foregoing prohibition on disclosure shall not apply to the extent disclosure of any Confidential Information is required by any judicial authority or any government or regulatory agency, including the SEC, or otherwise by applicable law.

M.     Injunctive Relief.  Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law.  Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof.  By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which that party may be entitled.

SHARE AND WARRANT PURCHASE AGREEMENT
SIGNATURE PAGE (PAGE 1 OF 2)

Executed this 30th day of November, 2011, at _____________, City of ______________, ___________________________ (State or Country).

The undersigned hereby purchases 500,000 shares and 166,667 warrants of Cadiz Inc. common stock for a total consideration of $4,500,000.

By: ________________________________ Name: Title:

ACKNOWLEDGED AND AGREED TO:

CADIZ INC., a Delaware corporation

By:  ____________________________                                                                           Date:  November 30, 2011
Keith Brackpool
Chief Executive Officer

SHARE AND WARRANT PURCHASE AGREEMENT
SIGNATURE PAGE (PAGE 2 OF 2)

INSTRUCTIONS FOR REGISTRATION OF STOCK:

Name:                      (Please type or print in block letters):

Address:

INSTRUCTIONS FOR PROVISION OF NOTICES AND DELIVERY OF STOCK:
(to a street address only, not DTC)

Name:                      (Please type or print in block letters)

Address:

Telephone #:

Fax #:

EXHIBIT A - Wire Transfer Instructions

EXHIBIT B – Form of Warrant

SHARE AND WARRANT
SUPPLEMENTAL PURCHASE AGREEMENT

CADIZ INC. 550 South Hope Street, Suite 2850 Los Angeles, CA 90071	PERSONAL AND CONFIDENTIAL

Ladies and Gentlemen:

WHEREAS, Cadiz Inc. (the "Company") and the undersigned have entered into a Share and Warrant Purchase Agreement dated November 30, 2011 (the "Purchase Agreement") whereby the Company agreed to sell and the undersigned agreed to purchase 166,667 Shares of Cadiz Common Stock and certain Common Stock purchase Warrants, in each case pursuant to the terms set forth therein,

WHEREAS, the sale and purchase of the Shares and Warrants pursuant to the Purchase Agreement was subject to certain representations, warranties, covenants and agreements made by each of the Company and the undersigned, and

WHEREAS, at the request of the Company, the undersigned and the Company have agreed to supplement the Purchase Agreement with certain additional representations, warranties, covenants and agreements as set forth in this Share and Warrant Supplemental Purchase Agreement (this "Agreement").

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

A.     Definitions. As used in this Agreement, terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings ascribed to them in (including by reference in) the Purchase Agreement.

B.     Supplemental Representations, Warranties and Covenants of the Undersigned. In connection with the issuance of the Shares and Warrants to the undersigned, the undersigned represents, warrants and agrees as of the date of the Purchase Agreement and as of the date hereof as follows:

1     The undersigned is not a "U.S. person" (as such term is defined pursuant to Regulation S under the Act) and is not acquiring the Shares and Warrants for the account or benefit of any U.S. person.

2     The undersigned agrees that any offer or sale of the Shares or Warrants, if made prior to the expiration of a distribution compliance period beginning on the date the undersigned acquires the Shares and Warrants and ending on the date that is six months thereafter, shall not be made to a U.S. person or for the account or benefit of a U.S. person (other than a distributor); and

3     The undersigned acknowledges and agrees that any sale of the Shares or Warrants, if made prior to the expiration of a distribution compliance period beginning on the date the undersigned acquires the Shares and Warrants and ending on the date that is six months thereafter, shall be made pursuant to the following conditions:

(a) The purchaser of the Shares or Warrants (other than a distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act;

(b) The purchaser of the Shares or Warrants agrees to resell such securities only in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act; and

(c) The Shares and Warrants each contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

4     Upon exercising any Warrant, the undersigned shall provide the Company with:

(a) a written certification that it is not a U.S. person and that such Warrant is not being exercised on behalf of a U.S. person; or

(b) a written opinion of counsel to the effect that the Warrant and the Shares delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder.

C.     Supplemental Representations, Warranties and Covenants of the Company. In connection with the undersigned's purchase oft he Shares and Warrants from the Company, the Company represents, warrants and agrees as of the date of the Purchase Agreement and as of the date hereof as follows:

1     Neither the Company nor any of its affiliates (as defined under Rule 405 under the Act), nor any person acting on its or their behalf has (a) engaged in any "directed selling efforts" (as defined in Regulation S under the Act) with respect to the Shares or Warrants and each of them has complied with the "offering restrictions" under Regulation S under the Act, or (b) taken any action that would require registration of the Shares and Warrants under the Act. Assuming the accuracy of the representations, warranties and covenants of the undersigned as set forth in the Purchase Agreement and this Agreement, the issuance of the Shares and Warrants to the undersigned is a transaction exempt from the registration Requirements of the Securities Act of 1933, asamended, pursuant to Regulation S thereunder.

2           The Company and the undersigned agree that that Company shall refuse to register any transfer of Shares or Warrants not made in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

D.     Form of Warrant. The Company and the undersigned hereby agree that the legend appearing at the top of the first page of "EXHIBIT B - Form of Warrant" in the Purchase Agreement shall be deleted in its entirety and replaced by the following:

THE WARRANTS AND WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE WARRANTS AND THE WARRANT SHARES MAY NOT BE EXERCISED OR TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE WARRANTS AND WARRANT SHARES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AS AMENDED.

E.     Stock Certificate. The Company and the undersigned hereby agree that any stock certificate representing the Shares shall bear the following legend:

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE SHARES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AS AMENDED. HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

F.     Purchase Agreement. The Purchase Agreement and this Agreement shall henceforth be read and construed together as one agreement, and the Purchase Agreement shall be modified accordingly. Save as expressly provided herein, the Purchase Agreement shall remain in full force and effect.

G.   Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in the Purchase Agreement and in this Agreement or any other instrument delivered pursuant to thereto or hereto shall survive the purchase of the Shares and Warrants.

H.     Binding Effect; Governing Law; Jurisdiction. The undersigned understands that this Agreement shall be binding upon the undersigned's heirs, devisees, legatees, successors-interest, estate, administrators, executors, personal representatives and assigns, and shall be construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law of such State. The Company and the undersigned hereby irrevocably consent to the nonexclusive jurisdiction of the courts of the State of Califomia and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement.

I.     Counterparts. This Agreement may be executed in any number of counterparts or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

SHARE AND WARRANT SUPPLEMENTAL PURCHASE AGREEMENT
SIGNATURE PAGE
Executed this 12th day of December, 2011, at ____________, City of _________________,_____________ (State or Country).

By: ________________________________ Name: Title:

ACKNOWLEDGED AND AGREED TO:

CADIZ INC., a Delaware corporation

By:  ____________________________                                                                           Date:  December 12, 2011
Keith Brackpool
Chief Executive Officer